EXECUTION COPY
AGREEMENT OF LIMITED PARTNERSHIP OF AIRCRAFT LEASING ASSOCIATES, L.P. A DELAWARE LIMITED PARTNERSHIP

     The undersigned General partner and Limited partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, 6 Del, C, 17-101, et, sec. (the "Act"), and hereby agree as follows:

     1.      Name. The name of the limited partnership formed hereby (the "Partnership") shall be Aircraft Leasing Associates, L.P.

     2.      Purpose. The purpose of the partnership is to engage in any and all lawful activities to which the General partner and the Limited Partner unanimously agree.

     3.      Registered office. The registered office of the Partnership in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19301.

     4.      Registered Agent. The name and address of the registered agent of the partnership for service of process in the State of Delaware is located at the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801

     5.      Partners. The name and mailing address or the General Partner and the Limited Partner (collectively, the "Partners") are as follows:

General Partner

TIFD II INC,
1600 Summer Street
Stamford, Connecticut 06927
Attn: Manager of Operations - Commercial Aviation

Limited Partner

TRANSPORATION & INDUSTRIAL
     FUNDING CORPORATION
1600 Summer Street
Stamford Connecticut 06927
Attention: Manager of Operations - Commercial Aviation

Transportation & Industrial Funding Corporation is admitted as a limited partner of the Partnership and TIFD II INC. is admitted as the general partner of the partnership upon the formation of the Partnership.

     6.      Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

     7.      Term. The partnership shall dissolve, and its affairs shall be wound up, upon the earliest to occur or (a) the unanimous decision of the partners, (b) the sale by the partnership of all or substantially all of its property, (c) an event of dissolution of the partnership under the Act or (d) the removal, withdrawal or dissolution of the General Partner.

     8.      Capital Contributions. The Partners have contributed the following amounts, in cash, and no other property:

General Partner:

TIFD II INC.                                            $100

Limited Partner:

Transportation & Industrial
     Funding Corporation                           $100

     9.      Additional Contributions. No Partner is required to make any additional capital contribution to the partnership.

     10.      Allocation of Profits and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners.

     11.      Distributions. At the time determined by the General Partner, but at least once during each fiscal year, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the partners in the same proportion as their capital account balances.

     12.      Assignments. A partner may assign all or any part of its partnership interest only with the consent of the other Partners. A transferee of a partnership interest only can become a substituted partner with the consent of the other partners.

     13.      Withdrawal. No right given to any Partner to withdraw from the Partnership.

     14.      Limited Liability. The limited Partner shall not have any liability for the obligations or liabilities of the Partnership accept to the extent provided in the Act.

     15.      Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     IN WITNESS WHEREOF. The undersigned have duly executed this Agreement of Limited Partnership as of the ______ day of November, 1993.

[signatures follow on separate pages]
GENERAL PARTNER: TIFD II INC. /s/ John M. Greely BY Name: JOHN M. GREELEY Title: V.P.
THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP OF AIRCRAFT LEASING ASSOCIATES, L.P. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS GENERAL PARTNER.
LIMITED PARTNER: TRANSPORATION AND INDUSTRIAL FUNDING CORPORATION /s/ John L. Sullivan BY: Name: John L. Sullivan Title: Senior Vice President
THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP OF AIRCRAFT LEASING ASSOCIATES, L.P. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS LIMITED PARTNER.